Exhibit 10.64

Bonus Retention Notification for the FY13 and FY13-FY15 Performance Periods

Agilent Technologies, Inc. 5301 Stevens Creek Blvd. M/S 1A-20 Santa Clara, CA 95051-7201

To:	Thaysen, Jacob	Date:	June 6th, 2013
As a member of DAKO's group of key employees/Agilent's leadership team, you play a key role in our ability to deliver on commitments to our customers, shareholders, and ourselves. You have been selected to participate in the Bonus Retention Plan entered into in connection with Agilent's acquisition of DAKO in May 2012, which became final by completion of the acquisition on June 21, 2012.
As stipulated in the Bonus Retention Agreement between you and Agilent (of which DAKO has now become party) the various targets based on DAKO and Agilent revenues, operating profits, sales figures etc. will be subject to change from time to time. The CEO of Agilent and the CEO of DAKO have agreed upon such changes which are effective as of October 5, 2012 and reflected in the tables below.
The following changes do not affect your Payout Targets, and all other conditions of the Bonus Retention Agreements remain intact, including the possible future notifications of changes in the targets for both the Short-Term and Long-Term incentives. Additionally, Agilent Variable Pay and Equity expenses related to DAKO employees will be removed from the actual financial results at the end of the performance periods.

FY13 Annual Bonus Retention - Short-Term Incentive
% of Target Bonus Assigned to Financial Objectives: 75%
Timeframe: March 1, 2013 - October 31st, 2013
Weighting: 67.1% of Financial Objective**
FY13 H1 Plan Numbers	Threshold*	Target	Max*
DGG GSD Revenue (M)	$129.5	$143.8	$158.2
DGG GSD Operating Profit (%)	9%	15.1%	20.1%

FY13 H2 Plan Numbers	Threshold*	Target	Max*
DGG GSD Revenue (M)	$134.3	$149.3	$164.2
DGG GSD Operating Profit (%)	9%	15.1%	20.1%

Timeframe: November 1, 2012 - February 28, 2013
Weighting: 32.9% of Financial Objective**
	Threshold*	Target	Max*
DAKO Revenue (M)	$336	$373	$410
DAKO Operating Profit (M)		$50	$75

*Threshold Revenue is -10% of target and Maximum Revenue is +10% of target.
** Weighting represents the time on each plan within the period, based on job changes.

Payouts between the numbers represented in the table above will be calculated on a linear payout matrix and the threshold amounts for both Revenue and Operating Profit must be met in order for a payout to be made.

% of Target Bonus Assigned to Strategic Objectives: 25%
Timeframe: March 1, 2013 - October 31, 2013
Weighting: 67.1% of Strategic Objective **
	Threshold	Target	Max
	50% Payout	100% Payout	200% Payout
DGG GSD: Market release of HaloPlex exome	Release by end of Q3 and Achieve $500K of revenues in H1'13, $3M of revenue in H2'13	Release by end of Q2 and Achieve $800K of revenues in H1'13, $5.5M of revenue in H2'13	Release by end of Q1 and Achieve $1.2M of revenues in H1'13, $8M of revenue in H2'13
DGG GSD: Market release of fully integrated software system in H1, including design software, analysis tools for sequencing and CGH linked to genomics web site	Full Market Release by 7/31/13	Full Market Release by 5/31/13	Full Market Release by 3/31/13

Timeframe: November 1, 2012 - February 28, 2013
Weighting: 32.9% of Strategic Objective **
	Threshold	Target	Max
	50% Payout	100% Payout	200% Payout
DGG DAKO: Launch new automated IHC and ISH stainer	1.) Full commercial launch by end of Q4 and 2.) 18 total installs WW by end of FY13	1.) Full commercial launch by end of Q3 and 2.) 24 total installs WW by end of FY13	1.) Full commercial launch by end of Q3 and 2.) 40 total installs WW by end of FY13

The Agilent CEO and the DAKO CEO will determine the results or attainment % at the end of the performance period.
** Weighting represents the time on each plan within the period, based on job changes.
FY13-FY15 Bonus Retention - Long-Term Incentive

a)
80% of the Long-Term Incentive will be based on a combination of DAKO’s 3-Year Cumulative Revenue and 3-Year Cumulative Operating Profit and Agilent’s Asia Synergy Revenue and Operating Profit achievement for FY13-FY15:

	Threshold*	Target	Max*
FY13-FY15 Cumulative Dako & Agilent Asia Synergy Revenue (M)	$1,027	$1,284	$1,541
FY13-FY15 Cumulative Dako & Agilent Asia Synergy Operating Profit (M)	$46	$220	$394

* Threshold Revenue is -20% of target and Maximum Revenue is +20% of target.

Payouts between the numbers represented in the table above will be calculated on a linear payout matrix and the threshold amounts for both Revenue and Operating Profit must be met in order for a payout to be made.

b)	20% of the Long-Term Incentive will be based on DAKO’s 3-Year Cumulative Revenue Synergy of Agilent’s Genomics Sales for FY13-FY15:

	Threshold*	Target	Max*
FY13-FY15 Cumulative Agilent Genomics Revenue (M)	$96	$120	$144

* Threshold is -20% of target and Maximum is +20% of target

Payouts between the numbers represented in the table above will be calculated on a linear payout matrix and the threshold amount for Revenue must be met in order for a payout to be made.

If you have any questions about your performance metrics or goals please contact Jørgen Andersen.
Please send an email to Jørgen Andersen acknowledging your receipt and acceptance of these updated targets and metrics as stated in this notification.

IMPORTANT INFORMATION

This memo is designated "AGILENT PRIVATE" and should not be copied, distributed or shared with any other person. As a reminder, information you receive as a participant in the Bonus Retention Program and any further notifications on target adjustments may be considered "material insider information" which restricts your ability to trade in Agilent stock. For more information about these restrictions, consult the Standards of Business Conduct at http://sbc.corporate.agilent.com

Unauthorized use or disclosure of Agilent financial information may be grounds for termination of employment and / or criminal prosecution.